UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 22, 2019

El Paso Electric Company
(Exact name of registrant as specified in its charter)

Texas	001-14206	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas		79901
(Address of principal executive offices)		(Zip Code)
(915) 543-5711
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	EE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01. Other Events.

On May 22, 2019, El Paso Electric Company (the “Company”) completed a reoffering and sale (the “Remarketing”) of $63,500,000 principal amount of Maricopa County, Arizona Pollution Control Corporation (the “Issuer”) Pollution Control Refunding Revenue Bonds, 7.25% 2009 Series A (El Paso Electric Company Palo Verde Project) (Non-AMT) (the “2009 Series A Bonds”) and $37,100,000 principal amount of the Issuer’s Pollution Control Refunding Revenue Bonds, 7.25% 2009 Series B (El Paso Electric Company Palo Verde Project) (Non-AMT) (the “2009 Series B Bonds” and, together with the 2009 Series A Bonds, the “Bonds”) to U.S. Bancorp Investments, Inc. (“USBII”), as the underwriter (the “Underwriter”).
Each series of Bonds was initially issued pursuant to a separate Indenture of Trust, each dated as of March 1, 2009 (each, an “Indenture” and collectively, the “Indentures”), by and between the Issuer and Union Bank, N.A. (now named MUFG Union Bank N.A.), as trustee. The 2009 Series A Bonds mature on February 1, 2040 and the 2009 Series B Bonds mature on April 1, 2040. On and after June 1, 2029, the Bonds will be subject to optional redemption at a redemption price of 100% of the principal amount thereof, plus any interest accrued to (but not including) the date of redemption.
The Issuer is obligated to pay the principal of, premium, if any, and interest on each series of Bonds solely out of moneys held in trust under the applicable Indenture and the receipts and revenues of the Issuer under separate Loan Agreements each dated as of March 1, 2009, between the Company and the Issuer (the “Loan Agreements”). Under each Indenture, the receipts and revenues from the Company pursuant to the related Loan Agreement have been pledged to the applicable trustee as security, equally and ratably, for the payment of the principal of, premium, if any, and interest on the related series of Bonds. The payments required to be made by the Company pursuant to each Loan Agreement are sufficient, together with other funds available for such purpose, to pay the principal of, premium, if any, and interest on the related series of Bonds. The obligations of the Company to make payments under each Loan Agreement are not secured by any credit facilities or other credit support, or a pledge of any securities or any other property of the Company.
In connection with the Remarketing, the Company entered into the Reoffering Agreement, dated May 16, 2019 (the “Reoffering Agreement”), among the Company, USBII and U.S. Bank Municipal Products Group, a division of U.S. Bank National Association, in their capacities as the remarketing agents, and the Underwriter. Under the Reoffering Agreement and the applicable Indenture, the interest rate on the 2009 Series A Bonds and the 2009 Series B Bonds were reset in connection with the Remarketing to 3.60% and 3.60% per annum, respectively. The proceeds from the Remarketing will primarily be used to repay outstanding short-term borrowings under the revolving credit facility. Proceeds from the revolving credit facility were used to purchase in lieu of redemption all of the 2009 Series A Bonds and the 2009 Series B Bonds on February 1, 2019 and April 1, 2019, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO ELECTRIC COMPANY (Registrant)

By:	/s/ NATHAN T. HIRSCHI
Name:	Nathan T. Hirschi
Title:	Senior Vice President – Chief Financial Officer
Dated: May 22, 2019